Exhibit 99.1

Annaly Capital Management, Inc. Reports Results for the 4th Quarter 2012

NEW YORK--(BUSINESS WIRE)--February 6, 2013--Annaly Capital Management, Inc. (NYSE: NLY) today reported GAAP net income for the quarter ended December 31, 2012 of $700.5 million or $0.70 per average common share as compared to GAAP net income of $445.6 million or $0.46 per average common share for the quarter ended December 31, 2011, and GAAP net income of $224.8 million or $0.22 per average common share for the quarter ended September 30, 2012.

GAAP net income was $1.7 billion or $1.74 per average common share and $344.5 million or $0.37 per average common share for the years ended December 31, 2012 and 2011, respectively.

Without the effect of the unrealized gains or losses on interest rate swaps and Agency interest-only mortgage-backed securities and net loss on extinguishment of 4% Convertible Senior Notes due 2015 (the “4% Convertible Notes”), net income for the quarter ended December 31, 2012, was $465.1 million or $0.46 per average common share as compared to $525.3 million or $0.54 per average common share for the quarter ended December 31, 2011, and $449.8 million or $0.45 per average common share for the quarter ended September 30, 2012.

Without the effect of the unrealized gains or losses on interest rate swaps and Agency interest-only mortgage-backed securities and net loss on extinguishment of 4% Convertible Notes, net income for the years ended December 31, 2012 and 2011, was $2.0 billion or $2.01 per average common share and $2.3 billion or $2.57 per average common share, respectively.

Agency mortgage-backed securities, Agency debentures, and corporate debt are considered Investment Securities. During the quarter ended December 31, 2012, the Company disposed of $13.2 billion of Investment Securities, resulting in a realized gain of $122.4 million. During the quarter ended December 31, 2011, the Company disposed of $10.3 billion of Investment Securities, resulting in a realized gain of $80.7 million. During the quarter ended September 30, 2012, the Company disposed of $7.3 billion of Investment Securities, resulting in a realized gain of $142.2 million.

During the year ended December 31, 2012, the Company disposed of $32.3 billion of Investment Securities, resulting in a realized gain of $439.7 million. During the year ended December 31, 2011, the Company disposed of $20.1 billion of Investment Securities, resulting in a realized gain of $206.8 million.

Common dividends declared for the quarters ended December 31, 2012, December 31, 2011, and September 30, 2012 were $0.45, $0.57, and $0.50 per common share, respectively. Common dividends declared for the years ended December 31, 2012 and 2011 were $2.05 and $2.44 per common share, respectively. The Company distributes dividends based on its current estimate of taxable earnings per common share, not GAAP earnings. Taxable and GAAP earnings will typically differ due to items such as non-taxable unrealized and realized gains and losses, differences in premium amortization and discount accretion, and non-deductible general and administrative expenses.

The annualized dividend yield on the Company’s common stock for the quarter ended December 31, 2012, based on the December 31, 2012, closing price of $14.04, was 12.82%, as compared to 14.29% for the quarter ended December 31, 2011, and 11.88% for the quarter ended September 30, 2012. The dividend yield on the Company’s common stock for the year ended December 31, 2012, based on the December 31, 2012 closing price of $14.04 was 14.60%, as compared to 15.29% for the year ended December 31, 2011.

During the quarter and year ended December 31, 2012, the Company repurchased approximately $211.8 million and $492.5 million of the outstanding 4% Convertible Notes for $260.3 million and $617.5 million, respectively. The 4% Convertible Notes are convertible into shares of common stock at a conversion rate that increases as the Company pays dividends. As a result, these repurchases will reduce future dilution to common shareholders.

During the quarter and year ended December 31, 2012, the Company repurchased approximately 27.8 million shares of its outstanding common stock for $397.1 million.

On a GAAP basis, the Company produced an annualized return on average equity for the quarters ended December 31, 2012, December 31, 2011, and September 30, 2012 of 16.97%, 11.23% and 5.39%, respectively. Without the effect of the unrealized gains or losses on interest rate swaps and Agency interest-only mortgage-backed securities and net loss on extinguishment of 4% Convertible Notes, the Company provided an annualized return on average equity for the quarters ended December 31, 2012, December 31, 2011, and September 30, 2012, of 11.27%, 13.24% and 10.78%, respectively. On a GAAP basis, the Company provided a return on average equity for the years ended December 31, 2012 and 2011 of 10.71% and 2.51%, respectively. Without the effect of the unrealized gains or losses on interest rate swaps and Agency interest-only mortgage-backed securities and net loss on extinguishment of 4% Convertible Notes, the Company provided a return on average equity for the years ended December 31, 2012 and 2011 of 12.28% and 16.54%, respectively.

Wellington J. Denahan, Chairman and Chief Executive Officer of Annaly, commented on the Company’s results. “In our market, indeed every market, decisions made by policymakers continue to have exceptional influence on pricing and behavior. Nevertheless, as our results demonstrate, we continue to navigate through these uncertain waters to identify attractive relative value opportunities on both sides of our balance sheet. These market conditions are likely to persist, however, as structural imbalances here and abroad continue to affect economic activity. In this environment, we believe that remaining conservative in our management approach is in the best long-term interests of shareholders.”

For the quarter ended December 31, 2012, the annualized yield on average interest-earning assets was 2.45% and the annualized cost of funds on average interest-bearing liabilities, including the net interest payments on interest rate swaps, was 1.50%, which resulted in an average interest rate spread of 0.95%. This was a 76 basis point decrease from the 1.71% annualized interest rate spread for the quarter ended December 31, 2011, and a 7 basis point decrease from the 1.02% average interest rate spread for the quarter ended September 30, 2012. At December 31, 2012, the weighted average yield on investment securities was 2.75% and the weighted average cost of funds on borrowings, including the net interest payments on interest rate swaps, was 1.55%, which resulted in an interest rate spread of 1.20%. Leverage at December 31, 2012, December 31, 2011, and September 30, 2012 was 6.5:1, 5.4:1 and 6.0:1, respectively.

Fixed-rate Agency mortgage-backed securities and debentures comprised 93% of the Company’s portfolio at December 31, 2012. Adjustable-rate Agency mortgage-backed securities and debentures comprised 7% of the Company’s portfolio. At December 31, 2012, the Company had entered into interest rate swaps with a notional amount of $46.9 billion, or 40% of the Company’s Agency mortgage-backed securities and debentures. Changes in the unrealized gains or losses on the interest rate swaps are reflected in the Company’s consolidated statements of comprehensive income. The purpose of the interest rate swaps is to mitigate the risk of rising interest rates that affect the Company’s cost of funds. Since the Company receives a floating rate on the notional amount of the swaps, the intended effect of the swaps is to lock in a spread relative to the cost of financing. As of December 31, 2012, the swap portfolio had a weighted average pay rate of 2.21%, a weighted average receive rate of 0.24% and weighted average years to maturity of 4.77 years. As of December 31, 2012, substantially all of the Company’s Investment Securities were Fannie Mae, Freddie Mac and Ginnie Mae mortgage-backed securities and debentures.

The following table summarizes portfolio information for the Company:

	December 31, 2012	December 31, 2011	September 30, 2012
Leverage at period-end	6.5:1	5.4:1	6.0:1
Fixed-rate Agency mortgage-backed securities and debentures as a percentage of portfolio	93%	90%	93%
Adjustable-rate Agency mortgage-backed securities and debentures as a percentage of portfolio	7%	9%	7%
Floating-rate Agency mortgage-backed securities and debentures as a percentage of portfolio	-	1%	-
Notional amount of interest rate swaps as a percentage of Investment Securities	40%	41%	38%
Annualized yield on average interest-earning assets during the quarter	2.45%	3.31%	2.54%
Annualized cost of funds on average interest-bearing liabilities during the quarter	1.50%	1.60%	1.52%
Annualized interest rate spread during the quarter	0.95%	1.71%	1.02%
Weighted average yield on investment securities at period-end	2.75%	3.22%	2.79%
Weighted average cost of funds on interest-bearing liabilities at period-end	1.55%	1.60%	1.55%
Interest rate spread at period-end	1.20%	1.62%	1.24%
Weighted average days to maturity on interest-bearing liabilities at period-end	197	110	220
Weighted average receive rate on interest rate swaps at period-end	0.24%	0.33%	0.27%
Weighted average pay rate on interest rate swaps at period-end	2.21%	2.55%	2.23%

The following table summarizes certain characteristics of the Company’s interest rate swaps at December 31, 2012:

			Weighted
		Weighted Average	Average Receive	Weighted Average Years to
Maturity	Current Notional	Pay Rate	Rate	Maturity
	(dollars in thousands)
0 - 3 years	$18,165,800	2.23%	0.24%	1.80
3 - 6 years	19,609,500	1.84%	0.23%	3.74
6 - 10 years	5,300,000	2.66%	0.25%	7.76
Greater than 10 years	3,836,500	3.45%	0.24%	19.90
Total / Weighted Average	$46,911,800	2.21%	0.24%	4.77

The following table presents the maturities of repurchase agreements at December 31, 2012:

		Weighted Average
Maturity	Principal Balance	Rate
(dollars in thousands)
Within 30 days	$33,191,448	0.50%
30 to 59 days	28,383,851	0.45%
60 to 89 days	8,602,680	0.42%
90 to 119 days	4,804,671	0.57%
Over 120 days(1)	27,803,047	1.03%
Total	$102,785,697	0.63%
(1)	Of the total repurchase agreements, approximately 11% have a remaining maturity over 1 year.

The Constant Prepayment Rate for the quarters ended December 31, 2012, December 31, 2011, and September 30, 2012 was 19%, 22% and 20%, respectively. The weighted average purchase price of the Company’s Agency mortgage-backed securities and debentures at December 31, 2012, December 31, 2011 and September 30, 2012 was 103.8%, 102.7% and 103.7%, respectively. The net amortization of premiums and accretion of discounts on Agency mortgage-backed securities and debentures for the quarters ended December 31, 2012, December 31, 2011 and September 30, 2012 was $433.3 million, $292.1 million, and $455.8 million, respectively. The total net premium and discount balance at December 31, 2012, December 31, 2011, and September 30, 2012, was $5.8 billion, $3.3 billion, and $5.4 billion, respectively.

General and administrative expenses as a percentage of average assets was 0.12%, 0.23% and 0.19% for the quarters ended December 31, 2012, December 31, 2011, and September 30, 2012, respectively. General and administrative expenses declined in the fourth quarter of 2012 due to Management’s recommendation and our compensation committee’s determination to award total compensation levels for 2012 below the target amounts for certain of our executive officers. In addition, for the quarter ended December 31, 2012, the Company had an income tax benefit relating to the change in reporting officers under IRC section 162(m). At December 31, 2012, December 31, 2011, and September 30, 2012, the Company had a common stock book value per share of $15.85, $16.06 and $16.60, respectively.

At December 31, 2012, December 31, 2011, and September 30, 2012, the Company’s wholly-owned registered investment advisors had under management approximately $11.9 billion, $12.2 billion and $12.8 billion in net assets, respectively, and $18.8 billion, $19.9 billion and $20.0 billion in gross assets, respectively. For the quarters ended December 31, 2012, December 31, 2011, and September 30, 2012, investment advisory and other fee income was $18.9 million, $20.5 million and $21.0 million, respectively.

Annaly’s principal business objective is to generate net income for distribution to its shareholders from its Investment Securities and from dividends it receives from its subsidiaries.

The Company prepares a supplement to provide additional quarterly information for the benefit of its shareholders. The supplement can be found at the Company’s website in the Investor Relations section under “Quarterly Supplemental Information”.

The Company will hold the 2012 fourth quarter earnings conference call on February 7, 2013 at 9:00 a.m. EST. The number to call is 888-317-6003 for domestic calls and 412-317-6061 for international calls. The conference passcode is 4628173. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 10024273. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.annaly.com. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investor Relations, then select Email Alerts and complete the email notification form.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability of mortgage-backed securities and other securities for purchase, the availability of financing and, if available, the terms of any financing, changes in the market value of our assets, changes in business conditions and the general economy, our ability to consummate any contemplated investment opportunities, our ability to integrate the commercial mortgage business, changes in government regulations affecting our business, our ability to maintain our qualification as a REIT for federal income tax purposes, our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, and risks associated with the broker-dealer business of our subsidiary, and risks associated with the investment advisory business of our subsidiaries, including the removal by clients of assets they manage, their regulatory requirements and competition in the investment advisory business. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)

	December 31,	September 30,	June 30,	March 31,
	2012	2012	2012	2012	December 31,
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	2011(1)
ASSETS

Cash and cash equivalents	$615,789	$2,264,854	$924,374	$932,761	$994,198
Reverse repurchase agreements	1,811,095	1,612,384	2,025,471	2,540,601	860,866
Investments, at fair value:
U.S. Treasury Securities	752,076	2,242,039	1,998,363	2,622,714	928,547
Securities borrowed	2,160,942	1,602,692	1,465,327	1,122,453	928,732
Agency mortgage-backed securities	123,963,207	129,597,714	118,500,649	110,291,712	104,251,055
Agency debentures	3,009,568	2,935,538	1,250,506	1,499,127	889,580
Investments in affiliates	234,120	224,899	203,057	225,818	211,970
Equity securities	-	-	-	4,470	3,891
Corporate debt, held for investment	63,944	64,928	60,638	50,806	52,073
Receivable for investments sold	290,722	470,266	1,320,996	454,278	-
Accrued interest and dividends receivable	419,259	434,026	420,390	418,489	409,023
Receivable from Prime Broker	-	3,272	3,272	3,272	3,272
Receivable for advisory and service fees	17,730	20,271	20,743	19,608	19,550
Intangible for customer relationships	6,989	9,146	9,714	10,281	10,807
Goodwill	55,417	55,417	55,417	55,417	42,030
Other derivative contracts, at fair value	9,830	559	3,717	321	113
Other assets	41,607	38,595	41,937	29,412	24,295

Total assets	$133,452,295	$141,576,600	$128,304,571	$120,281,540	$109,630,002

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
U.S. Treasury Securities sold, not yet purchased, at fair value	$495,437	$1,418,750	$1,884,922	$2,577,905	$826,912
Repurchase agreements	102,785,697	101,033,146	96,760,797	91,720,865	84,097,885
Securities loaned, at fair value	1,808,315	1,248,968	1,113,107	876,849	804,901
Payable for investments purchased	8,256,957	16,107,038	7,387,410	5,708,412	4,315,796
Payable for share buyback program	141,149	-	-	-	-
Convertible Senior Notes	825,541	999,749	1,245,915	524,420	539,913
Accrued interest payable	186,896	181,502	174,819	129,108	138,965
Dividends payable	432,154	487,237	535,898	534,401	552,806
Interest rate swaps, at fair value	2,584,907	2,926,461	2,822,264	2,211,048	2,552,687
Accounts payable and other liabilities	10,798	83,086	94,853	57,927	7,223

Total liabilities	117,527,851	124,485,937	112,019,985	104,340,935	93,837,088

6.00% Series B Cumulative Convertible Preferred Stock: 4,600,000 shares authorized, 0, 0, 0, 0, and 1,331,849, shares issued and outstanding, respectively	-	-	-	-	32,272

Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred Stock: 7,412,500 authorized, issued and outstanding	177,088	177,088	177,088	177,088	177,088
7.625% Series C Cumulative Redeemable Preferred Stock: 12,650,000, 12,650,000, 12,650,000, 0, and 0 authorized, respectively, 12,000,000, 12,000,000, 12,000,000, 0, and 0 issued and outstanding, respectively	290,514	290,514	290,514	-	-
7.50% Series D Cumulative Redeemable Preferred Stock: 18,400,000, 18,400,000, 0, 0, and 0 authorized, issued and outstanding, respectively	445,457	445,457	-	-	-
Common stock, par value $0.01 per share, 1,956,937,500, 1,956,937,500, 1,975,337,500, 1,956,937,500, and 1,987,987,500 authorized, respectively, 947,213,204, 974,799,779, 974,684,401, 974,325,338, and 970,161,647 issued and outstanding, respectively	9,472	9,748	9,747	9,743	9,702
Additional paid-in capital	14,740,774	15,144,200	15,168,020	15,127,882	15,068,870
Accumulated other comprehensive income	3,053,242	4,069,607	3,413,320	2,766,430	3,008,988
Accumulated deficit	(2,792,103)	(3,045,951)	(2,774,103)	(2,140,538)	(2,504,006)

Total stockholders’ equity	15,924,444	17,090,663	16,284,586	15,940,605	15,760,642
Total liabilities, Series B Cumulative Convertible Preferred Stock and stockholders’ equity	$133,452,295	$141,576,600	$128,304,571	$120,281,540	$109,630,002

(1)	Derived from the audited consolidated financial statements at December 31, 2011.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
(dollars in thousands, except share and per share data)

	For the quarters ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2012	2012	2012	2012	2011
Interest income:
Investments	$750,736	$754,096	$876,229	$850,959	$844,874
U.S. Treasury Securities	3,819	4,588	7,397	1,418	1,082
Securities loaned	2,106	2,581	2,698	2,518	1,744
Total interest income	756,661	761,265	886,324	854,895	847,700

Interest expense:
Repurchase agreements	165,600	158,150	139,579	113,914	114,989
Convertible Senior Notes	15,503	18,026	18,965	14,727	12,552
U.S. Treasury Securities sold, not yet purchased	2,930	3,739	5,801	2,644	1,214
Securities borrowed	1,458	1,978	2,098	2,060	1,378
Total interest expense	185,491	181,893	166,443	133,345	130,133

Net interest income	571,170	579,372	719,881	721,550	717,567

Other income (loss):
Investment advisory and other fee income	18,934	21,034	21,929	20,766	20,460
Net gains (losses) on disposal of investments	114,831	142,172	94,837	80,299	80,657
Net loss on extinguishment of 4% Convertible Senior Notes	(75,012)	(87,328)	-	-	-
Dividend income from affiliates	7,097	7,097	6,621	7,521	8,283
Net gains (losses) on trading assets	15,181	1,368	1,105	5,256	6,356
Net unrealized gains (losses) on interest-only Agency mortgage-backed securities	(31,148)	(33,563)	(26,103)	30,877	(67,612)
Income from underwriting	-	-	-	-	19
Subtotal	49,883	50,780	98,389	144,719	48,163
Realized gains (losses) on interest rate swaps(1)	(228,155)	(224,272)	(222,002)	(219,340)	(227,638)
Realized gains (losses) on termination of interest rate swaps	-	-	-	(2,385)	-
Unrealized gains (losses) on interest rate swaps	341,554	(104,197)	(611,215)	341,639	(12,139)
Subtotal	113,399	(328,469)	(833,217)	119,914	(239,777)
Total other income (loss)	163,282	(277,689)	(734,828)	264,633	(191,614)

Expenses:
Compensation expense	25,842	52,310	53,536	59,014	54,340
Other general and administrative expenses	14,242	10,694	11,020	8,901	8,754
Total general and administrative expenses	40,084	63,004	64,556	67,915	63,094

Income before income taxes	694,368	238,679	(79,503)	918,268	462,859

Income taxes	6,127	(13,921)	(11,656)	(16,462)	(17,297)

Net income (loss)	700,495	224,758	(91,159)	901,806	445,562

Dividends on preferred stock	19,717	9,367	6,508	3,938	4,148

Net income (loss) available (related) to common shareholders	$680,778	$215,391	($97,667)	$897,868	$441,414

Net income (loss) per share available (related) to common shareholders:
Basic	$0.70	$0.22	($0.10)	$0.92	$0.46
Diluted	$0.68	$0.22	($0.10)	$0.89	$0.44

Weighted average number of common shares outstanding:
Basic	970,602,863	974,729,078	974,555,392	971,727,701	970,056,491
Diluted	1,017,925,849	997,007,829	974,555,392	1,010,588,609	1,011,495,682

Net income (loss)	$700,495	$224,758	($91,159)	$901,806	$445,562
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	(894,972)	798,269	741,727	(162,259)	16,157
Reclassification adjustment for net (gains) losses included in net income (loss)	(121,393)	(141,982)	(94,837)	(80,299)	(80,657)
Other comprehensive income (loss)	(1,016,365)	656,287	646,890	(242,558)	(64,500)
Comprehensive income (loss)	($315,870)	$881,045	$555,731	$659,248	$381,062

(1)	Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Comprehensive Income.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
(dollars in thousands, except share and per share data)

	For the years ended
	December 31, 2012	December 31, 2011 (1)
Interest income:
Investments	$3,232,020	$3,558,015
U.S. Treasury Securities	17,222	14,706
Securities loaned	9,903	6,897
Total interest income	3,259,145	3,579,618

Interest expense:
Repurchase agreements	577,243	426,769
Convertible Senior Notes	67,221	35,017
U.S. Treasury Securities sold, not yet purchased	15,114	13,081
Securities borrowed	7,594	5,459
Total interest expense	667,172	480,326

Net interest income	2,591,973	3,099,292

Other income (loss):
Investment advisory and other fee income	82,663	79,205
Net gains (losses) on disposal of investments	432,139	206,846
Net loss on extinguishment of 4% Convertible Senior Notes	(162,340)	-
Dividend income from affiliates	28,336	31,516
Net gains (losses) on trading assets	22,910	21,398
Net unrealized gains (losses) on interest-only Agency mortgage-backed securities	(59,937)	(106,657)
Income from underwriting	-	5,618
Subtotal	343,771	237,926
Realized gains (losses) on interest rate swaps(2)	(893,769)	(882,395)
Realized gain (loss) on termination of interest rate swaps	(2,385)	-
Unrealized gains (losses) on interest rate swaps	(32,219)	(1,815,107)
Subtotal	(928,373)	(2,697,502)
Total other income (loss)	(584,602)	(2,459,576)

Expenses:
Compensation expense	190,702	206,251
Other general and administrative expenses	44,857	31,093
Total general and administrative expenses	235,559	237,344
Income before income taxes and income from equity method investment in affiliate	1,771,812	402,372

Income taxes	(35,912)	(59,051)

Income (loss) from equity method investment in affiliate	-	1,140

Net income (loss)	1,735,900	344,461

Dividends on preferred stock	39,530	16,854

Net income (loss) available (related) to common shareholders	$1,696,370	$327,607

Net income (loss) per share available (related) to common shareholders:
Basic	$1.74	$0.37
Diluted	$1.71	$0.37

Weighted average number of common shares outstanding:
Basic	972,902,459	874,212,039
Diluted	1,005,755,057	874,518,938

Net income (loss)	$1,735,900	$344,461
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	$482,765	$2,036,894
Unrealized losses on interest rate swaps	-	14,298
Reclassification adjustment for net (gains) losses included in net income (loss)	(438,511)	(206,846)
Other comprehensive income (loss)	44,254	1,844,346
Comprehensive income (loss)	$1,780,154	$2,188,807

(1)	Derived from the audited consolidated financial statements at December 31, 2011.
(2)	Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Comprehensive Income.

CONTACT:
Annaly Capital Management, Inc.
Investor Relations
1-888-8Annaly
www.annaly.com